Exhibit 99.1

Contact: Samir Ali Sr. Director, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Fourth Quarter 2016 Results

•	Net income of $73 million, or $0.53 per diluted share

•	Includes a $0.26 per diluted share benefit attributable to a contract dispute settlement with a client in the North Sea

HOUSTON, February 6, 2017 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported results for the fourth quarter of 2016.

	Three Months Ended		Change
Thousands of dollars, except per share data	December 31, 2016	September 30, 2016
Total revenues	$391,874	$349,178	12%
Operating income	104,145	54,071	93%
Net income	73,063	13,927	425%
Earnings per diluted share	$0.53	$0.10	430%

“Considering current market headwinds, I am pleased with our fourth quarter results, driven in part by continuing cost controls and improving rig efficiencies,” said Marc Edwards, President and Chief Executive Officer. “Despite an extremely challenging market environment, the Ocean GreatWhite, Ocean Scepter and the Ocean BlackRhino will all commence term contracts in the first quarter, contributing to our strong backlog and liquidity positions”.

During the quarter, the Company executed a new contract for the Ocean Monarch with BHP Billiton in Australia, which is scheduled to commence at the end of the second quarter of 2017. The new contract runs through late third quarter of 2017.

As of December 31, 2016, the Company’s total contracted backlog was $3.6 billion, which represents 25 rig years of work. Approximately 94% of the Company’s available ultra-deepwater rig days for 2017 are contracted with top tier customers.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839, for international callers. The conference ID number is 54377143. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Contract drilling	$384,646	$544,129	$1,525,214	$2,360,184
Revenues related to reimbursable expenses	7,228	11,434	75,128	59,209

Total revenues	391,874	555,563	1,600,342	2,419,393

Operating expenses:
Contract drilling, excluding depreciation	174,342	256,393	772,173	1,227,864
Reimbursable expenses	6,775	11,146	58,058	58,050
Depreciation	86,031	114,448	381,760	493,162
General and administrative	14,786	15,574	63,560	66,462
Impairment of assets	—	499,367	678,145	860,441
Restructuring and separation costs	—	1,043	—	9,778
Bad debt recovery	(265)	—	(265)	—
Loss (gain) on disposition of assets	6,060	(2,309)	3,795	(2,290)

Total operating expenses	287,729	895,662	1,957,226	2,713,467

Operating income (loss)	104,145	(340,099)	(356,884)	(294,074)

Other income (expense):
Interest income	176	1,526	768	3,322
Interest expense	(21,230)	(23,134)	(89,934)	(93,934)
Foreign currency transaction (loss) gain	(3,689)	1,511	(11,522)	2,465
Other, net	472	171	(10,727)	873

Income (loss) before income tax (expense) benefit	79,874	(360,025)	(468,299)	(381,348)
Income tax (expense) benefit	(6,811)	114,641	52,777	107,063

Net income (loss)	$73,063	$(245,384)	$(415,522)	$(274,285)

Income (loss) per share	$0.53	$(1.79)	$(3.03)	$(2.00)

Weighted-average shares outstanding:
Shares of common stock	137,170	137,159	137,168	137,157
Dilutive potential shares of common stock	93	—	—	—

Total weighted-average shares outstanding	137,263	137,159	137,168	137,157

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	December 31,	September 30,	December 31,
	2016	2016	2015
REVENUES
Floaters:
Ultra-Deepwater	$231,820	$217,275	$395,798
Deepwater	64,678	66,011	92,125
Mid-water	88,130	56,350	44,766

Total Floaters	384,628	339,636	532,689
Jack-ups	18	—	11,440

Total Contract Drilling Revenue	384,646	339,636	$544,129

Revenues Related to Reimbursable Expenses	$7,228	$9,542	$11,434

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$119,490	$124,099	$147,991
Deepwater	30,481	36,226	60,010
Mid-water	16,814	17,634	28,767

Total Floaters	166,785	177,959	236,768
Jack-ups	3,090	1,833	10,749
Other	4,467	6,862	8,876

Total Contract Drilling Expense	$174,342	$186,654	$256,393

Reimbursable Expenses	$6,775	$7,965	$11,146

OPERATING INCOME (LOSS)
Floaters:
Ultra-Deepwater	$112,330	$93,176	$247,807
Deepwater	34,197	29,785	32,115
Mid-water	71,316	38,716	15,999

Total Floaters	217,843	161,677	295,921
Jack-ups	(3,072)	(1,833)	691
Other	(4,467)	(6,862)	(8,876)
Reimbursable expenses, net	453	1,577	288
Depreciation	(86,031)	(86,473)	(114,448)
General and administrative expense	(14,786)	(15,237)	(15,574)
Impairment of assets	—	—	(499,367)
Restructuring and separation costs	—	—	(1,043)
Bad debt recovery	265	—	—
(Loss) gain on disposition of assets	(6,060)	1,222	2,309

Total Operating Income (Loss)	$104,145	$54,071	$(340,099)

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$156,233	$119,028
Marketable securities	35	11,518
Accounts receivable, net of allowance for bad debts	247,028	405,370
Prepaid expenses and other current assets	102,111	119,479
Assets held for sale	400	14,200

Total current assets	505,807	669,595
Drilling and other property and equipment, net of accumulated depreciation	5,726,935	6,378,814
Other assets	139,135	101,485

Total assets	$6,371,877	$7,149,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$104,200	$286,589
Other current liabilities	236,299	339,134
Long-term debt	1,980,884	1,979,778
Deferred tax liability	197,011	276,529
Other liabilities	146,368	155,094
Stockholders’ equity	3,707,115	4,112,770

Total liabilities and stockholders’ equity	$6,371,877	$7,149,894

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,
	2016	2015
Operating activities:
Net loss	$(415,522)	$(274,285)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	381,760	493,162
Loss on impairment of assets	678,145	860,441
Deferred tax provision	(106,263)	(242,034)
Other	(27,696)	(69,771)
Net changes in operating working capital	136,130	(31,086)

Net cash provided by operating activities	646,554	736,427

Investing activities:
Capital expenditures (including rig construction)	(652,673)	(830,655)
Proceeds from disposition of assets, net of disposal costs	221,722	13,049
Proceeds from sale and maturities of marketable securities	4,614	51

Net cash used in investing activities	(426,337)	(817,555)

Financing activities:
Repayment of long-term debt	—	(250,000)
(Repayment of) proceeds from short-term borrowings, net	(182,389)	286,589
Debt issuance costs and arrangement fees	(215)	(624)
Payment of dividends and anti-dilution payments	(408)	(69,432)

Net cash used in financing activities	(183,012)	(33,467)

Net change in cash and cash equivalents	37,205	(114,595)
Cash and cash equivalents, beginning of year	119,028	233,623

Cash and cash equivalents, end of year	$156,233	$119,028

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude charges recorded for the impairment of rigs and associated inventory, as well as the related tax effect thereof and other discrete tax items, are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended		Twelve Months Ended
	December 31,	September 30,	December 31,
	2016	2016	2016	2015
Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income:
(In thousands)

As reported operating income (loss)	$104,145	$54,071	$(356,884)	$(294,074)
Impairments and other charges:
Impairment of rigs and associated inventory (1)	—	—	678,145	860,441
Restructuring and separation costs (2)	—	—	—	9,778

Adjusted operating income	$104,145	$54,071	$321,261	$576,145

Reconciliation of As Reported Net Income (Loss) to Adjusted Net Income:
(In thousands)

As reported net income (loss)	$73,063	$13,927	$(415,522)	$(274,285)
Impairments and other charges:
Impairment of rigs and associated inventory (1)	—	—	678,145	860,441
Restructuring and separation costs (2)	—	—	—	9,778
Tax effect of impairments and other charges:
Impairment of rigs and associated inventory (3)	—	—	(143,165)	(167,129)
Restructuring and separation costs (4)	—	—	—	(2,529)
Discrete tax items (5)	—	—	77,252	—

Adjusted net income	$73,063	$13,927	$196,710	$426,276

	Three Months Ended		Twelve Months Ended
	December 31,	September 30,	December 31,
	2016	2016	2016	2015
Reconciliation of As Reported Income (Loss) per Diluted Share to Adjusted Earnings per Diluted Share:

As reported income (loss) per diluted share	$0.53	$0.10	$(3.03)	$(2.00)
Impairments and other charges:
Impairment of rigs and associated inventory (1)	—	—	4.94	6.27
Restructuring and separation costs (2)	—	—	—	.07
Tax effect of impairments and other charges:
Impairment of rigs and associated inventory (3)	—	—	(1.04)	(1.22)
Restructuring and separation costs (4)	—	—	—	(.02)
Other discrete items (5)	—	—	0.56	—

Adjusted earnings per diluted share	$0.53	$0.10	$1.43	$3.10

(1)	Represents the aggregate amount of impairment losses recognized during 2015 and 2016 related to several of our drilling rigs and associated inventory.
(2)	Represents the aggregate amount of restructuring and separation costs recognized in 2015 associated with a planned reduction in workforce at our onshore bases and corporate facilities.
(3)	Represents the income tax effects of the aggregate impairment loss recognized for the 2015 and 2016 impairments.
(4)	Represents the income tax effects of the aggregate restructuring and separation costs recognized in 2015.
(5)

Represents the aggregate of certain discrete income tax adjustments recognized during the second quarter of 2016, primarily related to valuation allowances for current and prior year tax assets associated with foreign tax credits, which we no longer expect to be able to utilize to offset income taxes in the U.S. tax jurisdiction.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

	Fourth Quarter 2016			Third Quarter 2016			Fourth Quarter 2015
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Ultra-Deepwater Floaters	$456	49%	92.0%	$452	48%	87.1%	$531	70%	95.5%
Deepwater Floaters	$287	39%	92.1%	$303	34%	94.5%	$337	42%	97.7%
Mid-Water floaters	$478	35%	99.9%	$311	33%	98.4%	$249	24%	97.8%
Jack-ups	—	—	—	—	—	—	$124	17%	100.0%
Fleet Total			93.5%			91.0%			96.6%

(1)	Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue earning day. A revenue earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.
(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs, but excluding rigs under construction). Our current fleet includes four ultra-deepwater semisubmersibles, three deepwater semisubmersibles, three mid-water semisubmersibles that are cold stacked.
(3)	Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.